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                                                               EXHIBIT 5.1

                            HALE AND DORR LLP

                            Counsellors at Law

               60 State Street, Boston, Massachusetts 02109

                     617-526-6000 . fax 617-526-5000

                                          December 3, 1998

Arch Communications Group, Inc.

1800 West Park Drive, Suite 250

Westborough, MA 01581

  Re: Registration Statement on Form S-4

Ladies and Gentlemen:

  This opinion is furnished to you in connection with a Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of (i) up to 44,893,166 rights to acquire (the "Arch Stockholder Rights") shares of Common Stock, $.01 par value per share (the "Common Stock"), of Arch Communications Group, Inc., a Delaware corporation (the "Company"), (ii) up to 44,893,166 warrants to purchase Common Stock of the Company that may be issued to the Company's stockholders pursuant to the Agreement and Plan of Merger by and among the Company, Farm Team Corp., MobileMedia Corporation and MobileMedia Communications, Inc. dated as of August 18, 1998, and amended as of September 3, 1998 and as of December 1, 1998 (as amended, the "Merger Agreement") in lieu of the foregoing Arch Stockholder Rights to the extent that such Arch Stockholder Rights are not exercised and (iii) up to 44,893,166 shares of the Company's Common Stock issuable upon exercise of such Arch Stockholder Rights or Warrants issued in lieu thereof (collectively, the "Securities").

  We are acting as counsel for the Company in connection with the issuance by the Company of the Securities. We have examined signed copies of the Registration Statement as filed with the Commission. We have also examined and relied upon the Merger Agreement, minutes of meetings of the Board of Directors of the Company as provided to us by the Company, record books of the Company as provided to us by the Company, the Certificate of Incorporation and By-Laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

  In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

  We assume that the appropriate action will be taken, prior to the issuance of the Securities in accordance with the Merger Agreement, to register and qualify the Securities for sale under all applicable state securities or "blue sky" laws.

  We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the Delaware General Corporation Law statute and the federal laws of the United States of America. To the extent that any other laws govern the matters as to which we are opining herein, we have assumed that such laws are identical to the state laws of the Commonwealth of Massachusetts, and we are expressing no opinion herein as to whether such assumption is reasonable or correct.

  Based upon and subject to the foregoing, we are of the opinion that, subject to the approval of the Certificate of Amendment to the Company's Restated Certificate of Incorporation (in the form attached as Exhibit 3.5 to the Registration Statement) by the stockholders of the Company and the filing of such Certificate of Amendment with the Secretary of State of the State of Delaware, the Securities to be issued by the Company will be duly authorized for issuance and, when such Securities are issued in accordance with the terms and conditions of the Merger Agreement, such Securities will be validly issued, fully paid and nonassessable.
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  It is understood that this opinion is to be used only in connection with the issuance of the Securities while the Registration Statement is in effect.

  Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Proxy Statement/Prospectus under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                          Very truly yours,

                                          /s/ Hale and Dorr LLP

                                          Hale and Dorr LLP